NEWS RELEASE

Visteon Announces 2020 Financial Results and 2021 Outlook

•$787 million Q4 net sales; 5% Y/Y increase excluding currency
•Net income of $18 million in Q4 or $0.64 per diluted share
•Adjusted net income of $30 million in Q4 or $1.06 per diluted share
•Adjusted EBITDA of $75 million, 9.5% of sales in Q4
•$1.4 billion in Q4 new business wins, including a battery management system award
•$151 million net cash position at year end and no near-term debt maturities

VAN BUREN TOWNSHIP, Mich., Feb. 18, 2021 — Visteon Corporation (NASDAQ: VC) today announced fourth-quarter net sales of $787 million, representing a year-over-year increase of 5% excluding the impact of currency, while Visteon’s top customers' production decreased 2% year over year. Visteon’s sales performance represented a 7% growth over market compared to its top customers.

Gross margin in the fourth quarter was $89 million, and net income attributable to Visteon was $18 million. Adjusted EBITDA, a non-GAAP measure as defined below, was $75 million for the fourth quarter of 2020 or 9.5% of sales.

The company won $1.4 billion in new business during the fourth quarter, for a total of $4.6 billion in 2020. Visteon launched 11 new products in the fourth quarter, 55 in total for 2020, which contributed to the company’s continued growth over market.

Visteon continued its momentum in battery management systems with an additional global OEM win, and also expanded its digital content in the two-wheeler market with a new customer for its digital cockpit technology. It also benefited from the industry move toward larger and more complex displays with a multi-display and integrated digital cluster win with a Japanese automaker.

Cash from operations for the twelve months ended December 31, 2020 was $168 million and capital expenditures were $104 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, was $96 million for the full year, compared to $56 million in 2019.

Visteon's full-year 2021 guidance projects sales in the range of $2.875 billion to $3.025 billion, adjusted EBITDA in the range of $230 million to $270 million, and adjusted free cash flow in the range of $35 million to $65 million. The 2021 sales guidance reflects current customer and supplier communication regarding the semiconductor shortages.

"In 2021, we anticipate sales will increase approximately 16% year over year, driven by the rebound in industry production volumes and continued growth over market due to new product launches," said President and CEO Sachin Lawande. "Visteon is on schedule to launch more than 50 new products this year, which are projected to generate more than $7 billion dollars in lifetime revenue, and positions us well to achieve our 2023 targets."

About Visteon

Visteon is a technology leader in automotive electronics dedicated to creating a more enjoyable, connected and safe driving experience. Our platforms leverage proven, scalable hardware and software solutions that enable the digital, electric and autonomous evolution of our global automotive customers. Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems (ADAS) and battery management systems. The company is headquartered in Van Buren Township, Michigan, and has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon reported sales of approximately $2.5 billion and booked $4.6 billion of new business in 2020. Learn more at
https://investors.visteon.com/.

Conference Call and Presentation

Today, Thursday, Feb. 18, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196
Outside U.S./Canada: 970-297-2404
Conference ID: 5096046

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

A replay of the conference call will be available through the company’s website or by dialing
855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 5096046. The phone replay will be available for one week following the conference call.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted gross margin, adjusted SG&A, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2021, the company is providing reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;

•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our subsequent filings with the Securities and Exchange Commission).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2020. New business wins and rewins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon

Visteon Contacts

Media:
Dave Barthmuss
805-660-1914
dave.barthmuss@visteon.com

Investors:
Kris Doyle
201-247-3050
kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net sales	$787	$744	$2,548	$2,945
Cost of sales	(698)	(640)	(2,303)	(2,621)
Gross margin	89	104	245	324
Selling, general and administrative expenses	(53)	(54)	(193)	(221)
Restructuring expense, net	(7)	(2)	(76)	(4)
Interest expense	(2)	(3)	(16)	(13)
Interest income	1	1	5	4
Equity in net income (loss) of non-consolidated affiliates	2	(1)	6	6
Other income (expense), net	(1)	3	9	10
Income (loss) before income taxes	29	48	(20)	106
Provision for income taxes	(9)	(8)	(28)	(24)
Net income (loss) from continuing operations	20	40	(48)	82
Net income (loss) from discontinued operations, net of tax	—	(1)	—	(1)
Net income (loss)	20	39	(48)	81
Net (income) loss attributable to non-controlling interests	(2)	(4)	(8)	(11)
Net income (loss) attributable to Visteon Corporation	$18	$35	$(56)	$70

Comprehensive income (loss)	$2	$7	$(78)	$28
Less: Comprehensive income (loss) attributable to non-controlling interests	6	5	15	9
Comprehensive income (loss) attributable to Visteon Corporation	$(4)	$2	$(93)	$19

Earnings per share data:
Basic earnings per share
Continuing operations	$0.65	$1.28	$(2.01)	$2.53
Discontinued operations	—	(0.04)	—	(0.04)
Basic earnings (loss) per share attributable to Visteon Corporation	$0.65	$1.24	$(2.01)	$2.49

Diluted earnings per share
Continuing operations	$0.64	$1.28	$(2.01)	$2.52
Discontinued operations	—	(0.04)	—	(0.04)
Diluted earnings (loss) per share attributable to Visteon Corporation	$0.64	$1.24	$(2.01)	$2.48

Average shares outstanding (in millions)
Basic	27.8	28.0	27.9	28.1
Diluted	28.2	28.2	27.9	28.2

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2020	2019
ASSETS
Cash and equivalents	$496	$466
Restricted cash	4	3
Accounts receivable, net	484	514
Inventories, net	177	169
Other current assets	180	193
Total current assets	1,341	1,345

Property and equipment, net	436	436
Intangible assets, net	127	127
Right-of-use assets	172	165
Investments in non-consolidated affiliates	60	48
Other non-current assets	135	150
Total assets	$2,271	$2,271

LIABILITIES AND EQUITY
Short-term debt	$—	$37
Accounts payable	500	511
Accrued employee liabilities	83	73
Current lease liability	32	30
Other current liabilities	209	147
Total current liabilities	824	798

Long-term debt, net	349	348
Employee benefits	322	292
Non-current lease liability	146	139
Deferred tax liabilities	28	27
Other non-current liabilities	92	72

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,348	1,342
Retained earnings	1,623	1,679
Accumulated other comprehensive loss	(304)	(267)
Treasury stock	(2,281)	(2,275)
Total Visteon Corporation stockholders’ equity	387	480
Non-controlling interests	123	115
Total equity	510	595
Total liabilities and equity	$2,271	$2,271

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
OPERATING
Net income (loss)	$20	$39	$(48)	$81
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	29	26	104	100
Non-cash stock-based compensation	5	3	18	17
Equity in net income (loss) of non-consolidated affiliates, net of dividends remitted	(1)	1	(5)	(6)
Other non-cash items	6	3	7	8
Changes in assets and liabilities:
Accounts receivable	13	(50)	51	(33)
Inventories	(7)	26	(2)	13
Accounts payable	(24)	24	(13)	73
Other assets and other liabilities	30	(7)	56	(70)
Net cash provided from operating activities	71	65	168	183
INVESTING
Capital expenditures, including intangibles	(21)	(33)	(104)	(142)
Net investment hedge transactions	1	(4)	8	—
Loans to non-consolidated affiliate, net of repayments	—	—	2	11
Other, net	(1)	5	(4)	3
Net cash used by investing activities	(21)	(32)	(98)	(128)
FINANCING
Borrowings on debt	—	—	400	—
Principal payments on debt	—	—	(400)	—
Repurchase of common stock	—	—	(16)	(20)
Short-term debt, net	—	(11)	(37)	(19)
Dividends paid to non-controlling interests	—	(2)	(7)	(9)
Other	2	(1)	2	(1)
Net cash provided from (used by) financing activities	2	(14)	(58)	(49)
Effect of exchange rates	13	4	19	(4)
Net increase (decrease) in cash, equivalents, and restricted cash	65	23	31	2
Cash, equivalents, and restricted cash at beginning of the period	435	446	469	467
Cash, equivalents, and restricted cash at end of the period	$500	$469	$500	$469

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31,		December 31,		Full Year
Visteon:	2020	2019	2020	2019	2021
Net income (loss) attributable to Visteon Corporation	$18	$35	$(56)	$70	$63
Depreciation and amortization	29	26	104	100	115
Restructuring expense, net	7	2	76	4	10
Provision for income taxes	9	8	28	24	30
Non-cash, stock-based compensation expense	5	3	18	17	18
Net income attributable to non-controlling interests	2	4	8	11	10
Interest expense, net	1	2	11	9	8
Equity in net income (loss) of non-consolidated affiliates	(2)	1	(6)	(6)	(6)
Net (income) loss from discontinued operations, net of tax	—	1	—	1	—
Other	6	3	9	4	2
Adjusted EBITDA	$75	$85	$192	$234	$250 [1]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

1 Based on mid-point of the range of the Company's financial guidance.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Free cash flow and adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31,		December 31,		Full Year
Total Visteon:	2020	2019	2020	2019	2021
Cash provided from operating activities	$71	$65	$168	$183	$125
Capital expenditures, including intangibles	(21)	(33)	(104)	(142)	(115)
Free cash flow	$50	$32	$64	$41	$10
Restructuring related payments	9	3	32	15	40
Adjusted free cash flow	$59	$35	$96	$56	$50 [2]
Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

2 Based on mid-point of the range of the Company's financial guidance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon, adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss) attributable to Visteon	$18	$35	$(56)	$70

Diluted earnings (loss) per share:
Net income (loss) attributable to Visteon	$18	$35	$(56)	$70
Average shares outstanding, diluted	28.2	28.2	27.9	28.2
Diluted earnings (loss) per share	$0.64	$1.24	$(2.01)	$2.48

Adjusted net income (loss) and adjusted earnings (loss) per share:
Net income (loss) attributable to Visteon	$18	$35	$(56)	$70
Restructuring expense, net	7	2	76	4
Other, including tax impacts of adjustments	5	2	7	3
Income (loss) from discontinued operations, net of tax	—	1	—	1
Adjusted net income (loss)	$30	$40	$27	$78
Average shares outstanding, diluted	28.2	28.2	27.9	28.2
Adjusted earnings (loss) per share	$1.06	$1.42	$0.97	$2.77